ILIVE, INC..
                             SUBSIDIARIES OF THE REGISTRANT

                                                                 Percentage
                                                                 of voting
                             State or other jurisdiction  of     securities
Name                          incorporation or organization        owned
-------                    -----------------------------------  ------------

Society of Economic
  Assurance, Inc.                       Nevada                     100%

Asia Pacific, Inc.                      Nuie                       100%